EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2026 Equity Incentive Plan, 2026 Employee Stock Purchase Plan and 2025 Equity Incentive Plan, each of Damora Therapeutics, Inc., of our report dated March 19, 2026, with respect to the consolidated financial statements of Damora Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

March 20, 2026